UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 19, 2011 (May 3, 2011)

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

On May 3, 2011, SkyWest, Inc. (“SkyWest”) filed a Current Report on Form 8-K reporting the voting results of its annual meeting of shareholders held on May 3, 2011 (the “Annual Meeting”).  At the Annual Meeting, SkyWest’s shareholders voted, on an advisory, non-binding basis, with respect to the frequency of future advisory votes on the Company’s executive compensation.  This Current Report on Form 8-K/A is being filed solely to disclose the determination by SkyWest’s Board of Directors regarding the frequency of future advisory votes with respect to the compensation of the Company’s named executive officers.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, shareholders holding more than a majority of shares of the Company’s common stock voted in favor of holding advisory votes with respect to the compensation of the Company’s named executive officers (“Say on Pay Votes”) on an annual basis.  SkyWest’s Board of Directors has determined that SkyWest will hold Say on Pay Votes on an annual basis until the Company holds its next shareholder advisory vote on the frequency of future Say on Pay Votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: September 19, 2011	By	/s/ Eric Woodward
Eric Woodward, Chief Accounting Officer